UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 28, 2014

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 – Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 – Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

2013 Statistical Supplement
HEI is furnishing its unaudited 2013 Statistical Supplement (see Exhibit 99), which includes certain selected financial information for consolidated HEI, Hawaiian Electric and American Savings Bank, F.S.B. (ASB), and other selected data.
HEI will post the 2013 Statistical Supplement on its website, www.hei.com, under the headings “Investor Relations,” “Financial Information” and “Statistical Supplement.”
HEI and Hawaiian Electric intend to continue to use HEI's website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI's website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI's website, in addition to following HEI's, Hawaiian Electric's and ASB’s press releases, HEI’s and Hawaiian Electric’s SEC filings and HEI’s public conference calls and webcasts. The information on HEI's website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.
Anticipated 2014 Equity Forward Partial Settlement
In the fourth quarter of 2014, HEI intends to issue a portion of the 5.7 million shares remaining under the equity forward transactions it entered into in March 2013 to raise net proceeds of approximately $30 million to $40 million to help fund its investments in Hawaiian Electric.
There is no change to the 2014 diluted earnings per share guidance range of $1.57 to $1.67 per share as a result of HEI’s plan to issue such shares under the equity forward in 2014.
Item 8.01 Other Events.
As of March 6, 2014, HEI will begin satisfying the share purchase requirements of the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan, Hawaiian Electric Industries Retirement Savings Plan and the ASB 401(k) Plan through open market purchases of its common stock rather than through new issuances.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit 99	HEI 2013 Statistical Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Greg C. Hazelton	/s/ Tayne S. Y. Sekimura
Greg C. Hazelton	Tayne S. Y. Sekimura
Vice President Finance, Treasurer and	Senior Vice President and
Controller	Chief Financial Officer

Date: February 28, 2014	Date: February 28, 2014